                                                                     EXHIBIT 5.1


                                              JONES [GRAPHIC OMITTED] VARGAS
                                                     ATTORNEYS AT LAW
                                                3773 HOWARD HUGHES PARKWAY
HERBERT M. JONES      PHILIP M. BALLIF               THIRD FLOOR SOUTH                MARIA-NICOLLE BERINGER        DIANE J. MARKERT
MELVIN D. CLOSE, JR.  MICHAEL G. ALONSO              LAS VEGAS, NEVADA 89109         JENNIFER BEATTY BRINTON       MATTHEW T. MILONE
JOSEPH W. BROWN       ANN MORGAN             TEL (702) 862-3300 FAX(702) 734-2722        LOUIS M. BUBALA III    CHRISTOPHER C. MONEY
ALBERT F. PAGNI       R. DOUGLAS KURDZIEL                                                       ADAM K. BULT          BINU G. PALAL*
JOHN P. SANDE, III    KRIS T. BALLARD               WWW.JONESVARGAS.COM                     DAVID A. CARROLL  TAMARA BEATTY PETERSON
WILLIAM J. RAGGIO     CRAIG H. NORVILLE                                                        TYRUS O. COBB            ALEX RAMIREZ
GARY R. GOODHEART     WILLIAM C. DAVIS, JR.                                              TRACY A. DIFILLIPPO       RICHARD A. RAWSON
MICHAEL E. BUCKLEY    KARL L. NIELSON                                                   ELIZABETH M. FIELDER      MOLLY MALONE REZAC
RICHARD F. JOST       PATRICK A. ROSE                                               WILLIAM D. GREENLEE, JR.       JOHN P. SANDE, IV
JANET L. CHUBB        PATRICK J. SHEEHAN                                                     RYAN W. HERRICK        BRETT J. SCOLARI
DOUGLAS M. COHEN      TONY F. SANCHEZ III                                                    BRIAN R. IRVINE     STEVEN G. SHEVORSKI
KIRK B. LENHARD       CLARK V. VELLIS                                                         KIRK D. KAPLAN          ARIEL E. STERN
KEVIN R. STOLWORTHY   JOHN P. DESMOND                                                    BENJAMIN W. KENNEDY       TIFFANY J. SWANIS
JAMES L. WADHAMS      SCOTT M. SCHOENWALD                                                    CURT R. LEDFORD     STACIE A. TRUESDELL
JODI R. GOODHEART     CONSTANCE L. AKRIDGE                                                                          GORDON H. WARREN
PAUL A. LEMCKE        EDWARD M. GARCIA

           --------------
                                                                                                     CLIFFORD A. JONES (1912 - 2001)
                                                                                                      GEORGE L. VARGAS (1909 - 1985)
                                                                                                      JOHN C. BARTLETT (1910 - 1982)
                                                                                                      LOUIS MEAD DIXON (1919 - 1993)
                                                                                                    GARY T. FOREMASTER (1953 - 1998)

                                                                                                              ------------

                                                                                                                     BRIAN J. MATTER
                                                                                                                  EXECUTIVE DIRECTOR

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                                                      March 14, 2006

JAG Media Holdings, Inc.
6865 SW 18th Street, Suite B13
Boca Raton, FL  33433


     Re: JAG Media Holdings, Inc. -- Registration Statement on Form S-4 in respect of 350,000,000 Shares of Common Stock (the "Common Stock"), par value $0.00001 per share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to JAG Media Holdings, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the
Securities and Exchange Commission under the Securities Act of 1933 with respect to the issuance of up to 350,000,000 shares (the "Shares") of the Company's
Common Stock, par value $0.00001 per share, in connection with the consummation of the proposed acquisition of Cryptometrics Inc. ("Cryptometrics") described in the Registration Statement (the "Acquisition").

         In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the Acquisition and the related authorization and issuance of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion. In that connection, we note that, as described in the Registration
Statement, the Company is proposing that its stockholders vote to amend its Articles of Incorporation to increase the Company's authorized capital from 250,000,000 to 500,000,000 shares of Common Stock (the "Amendment").

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the authenticity and conformity to original documents of documents submitted to us as certified, photostatic, facsimile or electronically transmitted copies.


                                   RENO OFFICE
  100 WEST LIBERTY STREET, TWELFTH FLOOR, RENO, NEVADA 89504 TEL (775) 786-5000
                               FAX (775) 786-1177

JAG Media Holdings, Inc.
March 14, 2006
Page 2

         Based upon the foregoing and the proceedings taken and proposed to be taken by the Company referred to above, we are of the opinion that upon approval of the Amendment by the stockholders as described in the Registration Statement, the Shares will be duly authorized, and upon issuance and delivery of the Shares on the consummation of the Acquisition as contemplated in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         Our opinion herein is limited to the effect on the subject transactions of the laws of the State of Nevada as in effect on the date hereof. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included therein.

                                                 Very truly yours,

                                                 Jones Vargas